Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2013, except for Note 25, as to which the date is June 17, 2013 relating to the financial statements of LyondellBasell Industries N.V. and the effectiveness of internal control over financial reporting and our report dated March 17, 2011, except for Revision II described in Note 2 to the consolidated financial statements appearing in the Registration Statement on Form S-4/A filed on September 6, 2011, as to which the date is August 12, 2011, and except for the effects of discontinued operations discussed in Note 3 and the change in the composition of reportable segments discussed in Note 22, as to which the date is February 12, 2013 relating to the financial statements of the predecessor to LyondellBasell Industries N.V., which appear in LyondellBasell Industries N.V.’s Current Report on Form 8-K dated June 17, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
June 17, 2013